Exhibit 2.3

ARTICLES OF MERGER

SECTION 170 OF THE

BVI BUSINESS COMPANIES ACT

These Articles of Merger are entered into this ______ day of ___________________, 2020 by 8i Enterprises Acquisition Corp (“BVI Co” or the “Surviving Company”), a company incorporated under the laws of the British Virgin Islands with company number 1962097 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, and DIGITAL INNOVATIVE LIMITED (the “Merging Company”), a company incorporated under the laws of the British Virgin Islands with company number 2023502 and its registered office at Commerce House, Wickhams CAY 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands, pursuant to the provisions of section 170 of the BVI Business Companies Act (as amended, the “Act”).

WITNESSETH as follows:

1.	BVI Co and the Merging Company HEREBY ADOPT a plan of merger, a copy of which is annexed hereto (the “Plan of Merger”), with the intent that the Merging Company shall merge with and into the Surviving Company and that the merger shall be effective on the ______ day of ___________________, 2020.

2.	BVI Co was incorporated under the laws of the British Virgin Islands as a BVI business company incorporated under the Act on the 24th day of November, 2017 with company number 1962097.

3.	Merging Company was incorporated under the laws of the British Virgin Islands as a BVI business company incorporated under the Act on the 7th day of October, 2019 with company number 2023502.

4.	The memorandum of association and articles of association of BVI Co were first registered by the Registrar of Corporate Affairs on the 24th day of November, 2017 and amended and restated memorandum of association and articles of association were last registered by the Registrar of Corporate Affairs on the 27th day of March 2019.

5.	The memorandum of association and articles of association of the Merging Company were first registered by the Registrar of Corporate Affairs on the 7th day of October, 2019.

6.	The memorandum of association and articles of association of BVI Co shall be the memorandum of association and articles of association of the Surviving Company.

7.	The Plan of Merger was approved by the directors of BVI Co on the 8th day of October, 2019 and was authorised by the members of BVI Co on the ______ day of ___________________, 2020.

8.	The Plan of Merger was approved by the directors of the Merging Company on the 8th day of October, 2019 and was authorised by the members of the Merging Company on the 8th day of October, 2019.

9.	This merger is to be effective on the ______ day of ___________________, 2020.

10.	These Articles of Merger may be executed in one or more counterparts which, when taken together, shall constitute one instrument.

The Surviving Company and the Merging Company have executed these Articles of Merger on the ______ day of ___________________, 2020.

)
SIGNED for and on behalf of	)
8i Enterprises Acquisition Corp	)
By:	)
Director	)
)

)
SIGNED for and on behalf of	)
DIGITAL INNOVATIVE LIMITED	)
By:	)
Director	)
)

PLAN OF MERGER

SECTION 170 OF THE

BVI BUSINESS COMPANIES ACT

This Plan of Merger is made the ______ day of ___________________, 2020 by 8i Enterprises Acquisition Corp (“BVI Co” or the “Surviving Company”), a company incorporated under the laws of the British Virgin Islands with company number 1962097 and its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, and DIGITAL INNOVATIVE LIMITED (the “Merging Company”), a company incorporated under the laws of the British Virgin Islands with company number 2023502 and its registered office at Commerce House, Wickhams CAY 1, P.O. Box 3140, Road Town, Tortola, VG1110, British Virgin Islands, pursuant to the provisions of section 170 of the BVI Business Companies Act (as amended, the “Act”).

Whereas BVI Co is existing under and by virtue of the Act and is entering into this Plan of Merger pursuant to the provisions of section 170 of the Act.

Whereas the Merging Company is existing under and by virtue of the Act and is entering into this Plan of Merger pursuant to the provisions of section 170 of the Act.

Whereas the parties hereto deem it desirable and in the best interest of the companies and their members, that the Merging Company be merged into the Surviving Company on the terms and conditions contained or referred to in that certain Merger Agreement (the “Agreement”) dated 8 October 2019 made between Digital Innovative Limited (“Singapore NewCo”), the Merging Company and BVI Co and under the provisions of Part IX of the Act.

Now therefore this Plan of Merger provides as follows:

1.	COMPANY DETAILS

1.1.	The constituent companies are BVI Co and the Merging Company.

1.2.	The surviving company is BVI Co.

1.3.	Immediately prior to the Effective Date (as defined below), the Merging Company was authorised to issue 1 ordinary share with no par value which was in issue and entitled to vote on the merger as one class.

1.4.	Immediately prior to the Effective Date, the BVI Co was authorised to issue an unlimited number of shares with no par value divided into two classes of shares being (i) ordinary shares with no par value and (ii) preferred shares with no par value, of which no preferred shares were in issue, and 7,427,500 ordinary shares were in issue all of which are entitled to vote on the merger as one class.

1.5.	On the Effective Date, the Surviving Company shall be authorised to issue an unlimited number of shares with no par value divided into two classes of shares being (i) ordinary shares with no par value and (ii) preferred shares with no par value.

2.	TERMS AND CONDITIONS; SHARE RIGHTS

2.1.	The merger shall take effect on the ______ day of ___________________, 2020 (the “Effective Date”).

2.2.	Upon the merger, the separate corporate existence of the Merging Company shall cease and the Surviving Company shall become the owner, without further action, of all the rights and property of the constituent companies and the Surviving Company shall become subject to all liabilities, obligations and penalties of the constituent companies.

2.3.	On the Effective Date, and in accordance with the terms and conditions of the Agreement:

(a)	the one (1) ordinary share with no par value in the Merging Company in issue immediately prior to the Effective Date shall be converted into one validly issued and fully paid ordinary share with no par value in the Surviving Company;

(b)	each share with no par value in BVI Co in issue immediately prior to the Effective Date (other than the Dissenting Shares (as defined below)) shall be cancelled in exchange for one (1) validly issued and fully paid ordinary share of Singapore NewCo (the “Per Share Merger Consideration”); and

(c)	all the issued shares with no par value in BVI Co in issue immediately prior to the Effective Date held by each person who has validly exercised such person’s right to dissent from the Merger in accordance with section 179 of the Act (and who has not effectively withdrawn its right to such dissent (collectively, the “Dissenting Shares”)) shall be cancelled in exchange the right to receive payment resulting from the procedure in section 179 of the Act and such Dissenting Shares shall not be entitled to receive the Per Share Merger Consideration.

2.4.	The memorandum of association and articles of association of BVI Co in effect on the effective date of the merger shall be the memorandum of association and articles of association of the Surviving Company.

3.	VARIATION

3.1.	At any time prior to the Effective Date, this Plan of Merger may be amended by the Boards of Directors of both the Surviving Company and the Merging Company to:

(a)	change the Effective Date provided that such changed date shall be within 30 days of the date of registration of the Articles of Merger containing this Plan of Merger with the BVI Registrar of Corporate Affairs in accordance with the Act; and

(b)	effect any other changes to this Plan of Merger as the Agreement or this Plan of Merger may expressly authorise the Boards of Directors of both the Surviving Company and Merging Company to effect in their discretion.

4.	TERMINATION

4.1.	At any time prior to the Effective Date, this Plan of Merger may be terminated by the Boards of Directors of both BVI Co and the Merging Company in accordance with the terms of the Agreement.

5.	COUNTERPARTS

5.1.	This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart.

6.	GOVERNING LAW

6.1.	This Plan of Merger and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the British Virgin Islands.

The Surviving Company and the Merging Company have executed this Plan of Merger on the ______ day of ___________________, 2020.

)
SIGNED for and on behalf of	)
8i Enterprises Acquisition Corp	)
By:	)
Director	)
)

)
SIGNED for and on behalf of	)
DIGITAL INNOVATIVE LIMITED	)
By:	)
Director	)
)